Exhibit 99

THE ESTÉE LAUDER COMPANIES INC.
AMENDED AND RESTATED FISCAL 2002 SHARE INCENTIVE PLAN
(as of November 9, 2010)

1. Purpose. The Estée Lauder Companies Inc. Amended and Restated Fiscal 2002 Share Incentive Plan (the “Plan”) is intended to provide incentives which will attract, retain, motivate and reward highly competent people as officers, directors and key employees of The Estée Lauder Companies Inc. (the “Company”) and its subsidiaries and affiliates, by providing them opportunities to acquire shares of the Class A Common Stock, par value $.01 per share, of the Company (“Class A Common Stock”) or to receive monetary payments based on the value of such shares pursuant to the Benefits (as defined below) described herein. Additionally, the Plan is intended to assist in further aligning the interests of the Company’s officers, directors and key employees to those of its other stockholders.

2. Administration.

(a) The Plan will be administered by a committee (the “Committee”) appointed by the Board of Directors of the Company from among its members (which may be the Compensation Committee or the Stock Plan Subcommittee) and shall be comprised, unless otherwise determined by the Board of Directors, solely of not less than two members who shall be (i) “Non-Employee Directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) “outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits (as defined below) granted hereunder as it deems necessary or advisable, including the right to establish the terms and conditions of Benefits, to accelerate the vesting or exercisability of Benefits and to cancel Benefits. The Committee may determine the extent to which any Benefit under the Plan is required to comply, or not comply, with Section 409A of the Code. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, a subsidiary or an affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct.

(b) The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.

3. Participants. Participants will consist of such officers, directors and key employees of the Company and its subsidiaries and affiliates as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefit as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits.

4. Type of Benefits. Benefits under the Plan may be granted in any one or a combination of the following (collectively, “Benefits”): (a) Stock Options, (b) Stock Appreciation Rights, (c) Stock Awards, (d) Performance Awards and (e) Stock Units (each as described below). Stock Awards, Performance Awards, and Stock Units may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described in Section 11 hereof. Benefits shall be evidenced by agreements (which need not be identical) in such forms as the Committee may from time to time approve (each a “Benefit Agreement”); provided, however, that in the event of any conflict between the provisions of the Plan and any Benefit Agreement and subject to Section 12, the provisions of the Plan shall prevail.

5.  Common Stock Available Under the Plan; Minimum Vesting.

(a) Subject to the provisions of this Section 5 and any adjustments made in accordance with Section 13 hereof, the maximum number of shares of Class A Common Stock that are available for issuance to participants (including permitted assignees) and their beneficiaries under this Plan shall be equal to the sum of: (i) 32,000,000 shares of Class A Common Stock, which may be authorized and unissued or treasury shares; and (ii) up to 8,400,000 shares of Class A Common Stock that are represented by awards granted or to be granted under any prior plan of the Company or under any employment agreement with the Company, which are forfeited, expire or are cancelled without the delivery of shares of Class A Common Stock or which result in the forfeiture of shares of Class A Common Stock back to the Company. Any shares of Class A Common Stock covered by a Benefit (or portion of a Benefit) granted under the Plan, which is forfeited or canceled, expires or, in the case of a Benefit other than a Stock Option, is settled in cash, shall again be available for issuance under the Plan. The preceding sentence shall apply only for purposes of determining the aggregate number of shares of Class A Common Stock available for Benefits but shall not apply for purposes of determining (x) the maximum number of shares of Class A Common Stock with respect to which Benefits (including the maximum number of shares of Class A Common Stock subject to Stock Options and Stock Appreciation Rights) may be granted to an individual participant under the Plan or (y) the maximum number of shares of Class A common Stock that may be delivered through Stock Options under the Plan.

(b) Shares of Class A Common Stock withheld or tendered (either actually or by attestation) to satisfy tax withholding obligations for Benefits granted under the Plan or any shares of Class A Common Stock withheld or tendered to pay the exercise price of Stock Options under the Plan shall be counted against the shares of Class A Common Stock available for issuance under the Plan and shall not be available again for grant.   Shares of Class A Common Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity (“Assumed Awards”) shall not reduce the maximum number of shares of Class A Common Stock available for issuance under the Plan, to the extent that such settlement, assumption or substitution is as a result of the Company or its subsidiaries or affiliates acquiring another entity (or an interest in another entity). This Section 5(b) shall apply only for purposes of determining the aggregate number of shares of Class A Common Stock available for  Benefits but shall not apply for purposes of determining (x) the maximum number of shares of Class A Common Stock with respect to which Benefits (including the maximum number of shares of Class A Common Stock subject to Stock Options and Stock Appreciation Rights) may be granted to an individual participant under the Plan or (y) the maximum number of shares of Class A Common Stock that may be delivered through Stock Options under the Plan.

(c) Subject to any adjustments made in accordance with Section 13 hereof, the following additional aggregate and individual maximums are imposed under the Plan. The aggregate number of shares of Class A Common Stock that may be delivered through Stock Options shall be the lesser of (i) 32,000,000 and (ii) the maximum number of shares of Class A Common Stock that may be delivered under the Plan, as specified in Section 5(a) hereof. The number of shares of Class A Common Stock with respect to which Benefits may be granted to an individual participant under the Plan in any fiscal year of the Company shall not exceed 2,000,000, subject to any adjustments made in accordance with Section 13 hereof.

(d) For all Stock Awards, Performance Awards or Stock Units (collectively, “Share Awards”) granted after August 18, 2010, except in the event of a participant’s death, disability, or retirement, or in the event of a Change in Control (as define below) or, as determined by the Committee, other special circumstances, (i) Share Awards granted as to which vesting is based solely on continuation of service will vest over a minimum period of three (3) years from the date of grant and (ii) Share Awards as to which vesting is based solely or in part on the achievement of one or more performance conditions will vest based on a performance period of no shorter than one (1) year (and if vesting is within one-year of the grant date, the grant date must be within the first three months of the performance period).  Notwithstanding the foregoing, (x) the foregoing minimum vesting requirements shall not apply to Assumed Awards, (y) Share Awards granted to any participants, which in the aggregate do not exceed 300 shares of Class A Common Stock (subject to any adjustments made in accordance with Section 13 hereof) as to which vesting is based solely on continuation of service, will vest over a minimum period of one year and (z) up to one million shares of Class A Common Stock  (subject to any adjustments made in accordance with Section 13 hereof)  may be granted subject to Share Awards without any minimum vesting requirements. Vesting over a minimum period of three (3) years or one (1) year shall not require cliff vesting and may include periodic vesting over such applicable period.

6. Stock Options. Stock Options will consist of awards from the Company that will enable the holder to purchase a number of shares of Class A Common Stock at set terms. Stock Options may be “incentive stock options” within the meaning of Section 422 of the Code (“Incentive Stock Options”), or Stock Options which do not constitute Incentive Stock Options (“Nonqualified Stock Options”). The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time, subject to the following limitations:

(a) Exercise Price. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine at the date of grant; provided, however, except in the case of Assumed Awards to the extent permitted by Section 409A of the Code and subject to subsection (d) below, that the per-share exercise price shall not be less than 100% of the Fair Market Value (as defined below) of the Class A Common Stock on the date the Stock Option is granted.

(b) Payment of Exercise Price. The exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Class A Common Stock of the Company then owned by the participant, by the withholding of shares of Class A Common Stock for which a Stock Option is exercisable or by a combination of these methods. In the discretion of the Committee, payment also may be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purposes of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Class A Common Stock of the Company then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, in which case upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate.

(c) Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten years after the date it is granted except, for Stock Options granted before April 10, 2007, in the event of a participant’s death, the exercise period of such participant’s Stock Options may be extended beyond such period but no longer than one year after the participant’s death. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in the Benefit Agreement relating to the option grant.

(d) Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to participants who are employees of the Company or one of its subsidiaries (within the meaning of Section 424(f) of the Code) at the date of grant. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Class A Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any parent corporation or subsidiary corporation (as defined in Sections 424(e) and (f) of the Code, respectively)) shall not exceed $100,000 and any Stock Options exercisable in excess of the $100,000 limit shall be treated as nonqualified Stock Options. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per-share exercise price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Class A Common Stock on the date of grant, and no Incentive Stock Option may be exercised later than ten years after the date it is granted; provided, however, that Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, unless the exercise price is fixed at not less than 110% of the Fair Market Value of the Class A Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option.

(e) Post-Employment Exercises. The exercise of any Stock Option after termination of employment shall be subject to satisfaction of the conditions precedent that the participant neither (i) competes with, or takes employment with or renders services to a competitor of, the Company, its subsidiaries or affiliates without the written consent of the Company, nor (ii) conducts himself or herself in a manner adversely affecting the Company.

7.	Stock Appreciation Rights.

(a) The Committee may, in its discretion, grant Stock Appreciation Rights to the holders of any Stock Options granted hereunder. In addition, Stock Appreciation Rights may be granted independently of, and without relation to, Stock Options. A Stock Appreciation Right is a right to receive a payment in cash, Class A Common Stock or a combination thereof, in an amount equal to the excess of (x) the Fair Market Value, or other specified valuation (which shall be no less than the Fair Market Value), of a specified number of shares of Class A Common Stock on the date the right is exercised over (y) the Fair Market Value, or other specified valuation (which, except in the case of Assumed Awards to the extent permitted by Section 409A of the Code, shall be no less than the Fair Market Value) of such shares of Class A Common Stock on the date the right is granted, all as determined by the Committee; provided, however, that if a Stock Appreciation Right is granted in tandem with or in substitution for a Stock Option, the Fair Market Value designated in the Benefit Agreement may be the Fair Market Value on the date such Stock Option was granted. Each Stock Appreciation Right shall be subject to such terms and conditions as the Committee shall impose from time to time.

(b) Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Appreciation Right shall be exercisable later than ten years after the date it is granted except, for Stock Appreciation Rights granted before April 10, 2007, in the event of a participant’s death, the exercise period of such participant’s Stock Appreciation Rights may be extended beyond such period but no longer than one year after the participant’s death. All Stock Appreciation Rights shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such right.

(c) The exercise of any Stock Appreciation Right after termination of employment shall be subject to satisfaction of the conditions precedent that the participant neither (i) competes with, or takes other employment with or renders services to a competitor of, the Company, its subsidiaries or affiliates without the written consent of the Company, nor (ii) conducts himself or herself in a manner adversely affecting the Company.

8. Stock Awards. The Committee may, in its discretion, grant Stock Awards (which may include mandatory payment of bonus incentive compensation in stock) consisting of Class A Common Stock issued or transferred to participants with or without payments therefor. Stock Awards may be subject to such terms and conditions as the Committee determines to be appropriate, including, without limitation, restrictions on the sale or other disposition of such shares and the right of the Company to reacquire such shares for no consideration upon termination of the participant’s employment within specified periods, and may constitute Performance-Based Awards, as described in Section 11 hereof. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Class A Common Stock covered by a Stock Award. The Committee also may require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Stock Award shall specify whether the participant shall have, with respect to the shares of Class A Common Stock subject to a Stock Award, all of the rights of a holder of shares of Class A Common Stock of the Company, including the right to receive dividends and to vote the shares.

9.	Performance Awards.

(a) Performance Awards may be granted to participants at any time and from time to time, as shall be determined by the Committee. Performance Awards may constitute Performance-Based Awards, as described in Section 11 hereof. The Committee shall have complete discretion in determining the number, amount and timing of awards granted to each participant; provided, that for Performance Awards subject to Section 409A of the Code, these determinations must be made on or before the date of grant of the Performance Award. Performance Awards may be in the form of shares of Class A Common Stock or Stock Units. Performance Awards may be awarded as short-term or long-term incentives. Performance targets may be based upon Company-wide, divisional and/or individual performance, or other factors as determined by the Committee.

(b) With respect to those Performance Awards that are not intended to constitute Performance-Based Awards, the Committee shall have the authority at any time to make adjustments to performance targets for any outstanding Performance Awards which the Committee deems necessary or desirable unless at the time of establishment of such targets the Committee shall have precluded its authority to make such adjustments, provided that, for Performance Awards that are subject to Section 409A of the Code, the adjustments are compliant with Section 409A of the Code and the regulations thereunder.

(c) Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed or authorized by the Committee. The participant may elect to defer, or the Committee may require or permit the deferral of, the receipt of Performance Awards upon such terms as the Committee deems appropriate, provided that, for Performance Awards that vest on or after January 1, 2005, any election and deferral is compliant with the requirements of Section 409A of the Code and the regulations thereunder.

10.	Stock Units.

(a) The Committee may, in its discretion, grant Stock Units to participants hereunder. A “Stock Unit” means a notional account representing one share of Class A Common Stock.  Stock Units shall be evidenced by a Benefit Agreement, which shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.  Stock Units may constitute Performance-Based Awards, as described in Section 11 hereof.  Each Benefit Agreement evidencing a Stock Unit grant shall specify the vesting requirements, the duration of any applicable deferral period, the performance or other conditions (including the termination of a participant’s service due to death, disability or other reason) under which the Stock Unit may be forfeited and such other provisions as the Committee shall determine.  A Stock Unit granted by the Committee shall provide for payment in either shares of Class A Common Stock or cash, as determined by the Committee. . Shares of Class A Common Stock issued pursuant to this Section 10 may be issued with or without payments or other consideration therefor, as may be required by applicable law or as may be determined by the Committee. On or before the grant date, the Committee shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right. A “Dividend Equivalent Right” means the right to receive the amount of any dividend paid on the share of Class A Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units.

(b)  For Stock Units that vest on or after January 1, 2005, any deferral feature must comply with the requirements of Section 409A of the Code and the regulations thereunder.

11. Performance-Based Awards. Certain Benefits granted under the Plan may be granted in a manner such that the Benefits qualify for the performance-based compensation exception to Section 162(m) of the Code (“Performance-Based Awards”). As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards shall be based on achievement of hurdle rates and/or growth rates in one or more business criteria that apply to the individual participant, one or more business units or the Company as a whole. The business criteria shall be as follows, individually or in combination: (i) net earnings; (ii) earnings per share; (iii) net sales; (iv) market share; (v) net operating profit; (vi) expense targets; (vii) working capital targets relating to inventory and/or accounts receivable; (viii) operating margin; (ix) return on equity; (x) return on assets; (xi) planning accuracy (as measured by comparing planned results to actual results); (xii) market price per share; (xiii) gross margin; (xiv) return on invested capital and (xv) total return to stockholders.  In addition, Performance-Based Awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing business criteria. Furthermore, the measurement of performance against goals may exclude or adjust for the impact of certain events or occurrences that were not budgeted or planned for in setting the goals, including, among other things, restructurings, discontinued operations, changes in foreign currency exchange rates, extraordinary items and other unusual or non-recurring items, and the cumulative effects of accounting changes.  With respect to Performance-Based Awards, (i) the Committee shall establish in writing (x) the performance goals applicable to a given period specifying in terms of an objective formula or standard the method for computing the amount of compensation payable to the participant if such performance goals are achieved and (y) the individual employees or class of employees to which such performance goals apply no later than 90 days after the commencement of such period (but in no event after one-quarter of such period has elapsed) and (ii) no Performance-Based Awards shall be payable to or vest with respect to any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied. With respect to any Benefits intended to qualify as Performance-Based Awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal.  Notwithstanding the preceding sentence, and unless restricted by the applicable Benefit Agreement, the Committee may reduce or eliminate the number of shares of Class A Common Stock or cash granted or the number of shares of Class A Common Stock vested upon the attainment of such performance goal.

12. Foreign Laws. The Committee may grant Benefits to individual participants who are subject to the tax laws of nations other than the United States, which Benefits may have terms and conditions which the Committee determines to be necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Benefits by the appropriate foreign governmental entity; provided, however, that no Benefits may be granted pursuant to this Section 12 and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

13.	Adjustment Provisions; Change in Control.

(a) If there is any change in the Class A Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, the Committee will adjust, in a fair and equitable manner, the Plan and each outstanding Benefit under the Plan to prevent dilution or enlargement of participants’ rights under the Plan.  The Committee will make this adjustment each time one of the changes identified above occurs by (i) adjusting the number of shares of Class A Common Stock and/or kind of shares of common stock of the Company or other securities that may be issued under the Plan or that are subject to other share limitations under the Plan, the number of shares of Class A Common Stock and/or kind of shares of common stock of the Company or other securities that are subject to outstanding Benefits, and/or where applicable, the exercise price or purchase price applicable to outstanding Benefits, (ii) granting a right to receive one or more payments of securities, cash and/or property (which right may be evidenced as an additional Benefit under this Plan) in respect of any outstanding Benefit, or (iii) providing for the settlement of any outstanding Benefit (other than a Stock Option or Stock Appreciation Right) in such securities, cash and/or property as would have been received had the Benefit been settled in full immediately prior to the change.  However, any adjustment or change or other action under this Section 13 shall comply with or otherwise ensure exemption from Section 409A of the Code, as applicable. Appropriate adjustments also may be made by the Committee to the terms of any Benefits under the Plan to reflect such changes or distributions (and any extraordinary dividend or distribution of cash or other assets) and to modify any other terms of outstanding Benefits on an equitable basis, including modifications of performance targets and changes in the length of performance periods (except that Benefits intended to constitute Performance-Based Awards shall only be adjusted to the extent permitted under Section 11 hereof, and all Benefits will only be adjusted to ensure compliance with, or exemption from, Section 409A of the Code).  In addition, other than with respect to Stock Options, Stock Appreciation Rights, and other awards intended to constitute Performance-Based Awards, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Benefits in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles.

(b) Notwithstanding any other provision of this Plan, in the event of a Change in Control (as defined below), the Committee, in its discretion, may take such actions as it deems appropriate with respect to outstanding Benefits, including, without limitation, accelerating the exercisability or vesting of such Benefits on a Change in Control or, if such Benefits are assumed by an acquirer, on a termination of employment following a Change in Control, or such other actions provided in an agreement approved by the Board in connection with a Change in Control and such Benefits shall be subject to the terms of such agreement as the Committee, in its discretion, shall determine, provided that all such actions ensure Benefits are compliant with, or otherwise exempt from, Section 409A of the Code.  The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control, each Stock Option and Stock Appreciation Right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price or purchase price per share of such Stock Option or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine. For purposes of this Plan, a “Change in Control” of the Company shall be deemed to have occurred upon any of the following events:

(i) On or after the date there are no shares of Class B Common Stock, par value $.01 per share, of the Company outstanding, any person as such term is used in Section 13(d) of the Exchange Act or person(s) acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act (other than the Company, any subsidiary, any employee benefit plan sponsored by the Company or any member of the Lauder family or any family-controlled entities) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person(s)) and “beneficially owns” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, at least 30% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board; or

(ii) During any period of twelve consecutive months, either (A) the individuals who at the beginning of such period constitute the Company’s Board of Directors or any individuals who would be “Continuing Directors” (as defined below) cease for any reason to constitute at least a majority thereof (B) at any meeting of the stockholders of the Company called for the purpose of electing directors, a majority of the persons nominated by the Board for election as directors fail to be elected; or

(iii) Consummation of a sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company; or

(iv) Consummation of a merger or consolidation of the Company (A) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a wholly-owned subsidiary of the Company in which all shares of the Company’s common stock outstanding immediately before the effectiveness of that consolidation or merger are changed into or exchanged for common stock of the subsidiary) or (B) in which all shares of the Company’s common stock are converted into cash, securities or other property, except in either case, a consolidation or merger of the Company in which the holders of the shares of Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the shares of Common Stock of the continuing or surviving corporation immediately after such consolidation or merger or in which the Board immediately prior to the merger or consolidation would, immediately after the merger or consolidation, constitute a majority of the board of directors of the continuing or surviving corporation.

Notwithstanding the foregoing, none of the following shall constitute a Change in Control:  (A) changes in the relative beneficial ownership among members of the Lauder family and family-controlled entities, without other changes that would constitute a Change in Control; or (B) any spin-off of a division or subsidiary of the Company to its stockholders.

For purposes of this Section 13(b), “Continuing Directors” shall mean (x) the directors of the Company in office on the Effective Date (as defined below) and (y) any successor to any such director and any additional director who after the Effective Date whose appointment or election is endorsed by a majority of the Continuing Directors at the time of his or her nomination or election.

14. Nontransferability. Each Benefit granted under the Plan to a participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant’s lifetime, only by the participant. In the event of the death of a participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in such option or right at the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee, an award of a Benefit other than an Incentive Stock Option may permit the transferability of a Benefit by a participant solely to the participant’s spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the Benefit.

15. Other Provisions. The award of any Benefit under the Plan also may be subject to such other provisions (whether or not applicable to a Benefit awarded to any other participant) as the Committee determines appropriate,  including without limitation for the forfeiture of, or restrictions on resale or other disposition of, Class A Common Stock acquired under any form of Benefit, for the acceleration of exercisability or vesting of Benefits in the event of a change of control (whether or not a Change in Control) of the Company, for the payment of the value of Benefits that are exempt from Section 409A of the Code to participants in the event of a change of control (whether or not a Change in Control) of the Company, or to comply with federal and state securities laws, or understandings or conditions as to the participant’s employment in addition to those specifically provided for under the Plan. The award of any Benefit under the Plan shall be subject to the receipt of the Company of consideration required under applicable state law.

16. Fair Market Value. For purposes of this Plan and any Benefits awarded hereunder, Fair Market Value shall be the closing price of the Class A Common Stock on the date of calculation (or on the last preceding trading date if Class A Common Stock was not traded on such date) if the Class A Common Stock is readily tradeable on a national securities exchange or other market system.  If the Class A Common Stock is not readily tradeable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Class A Common Stock; provided that, for Stock Options and Stock Appreciation Rights that vested on and after January 1, 2005, Fair Market Value will be determined in accordance with the requirements of Section 409A of the Code and the regulations thereunder.

17. Withholding. All payments or distributions of Benefits made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax-withholding requirements at the minimum statutory withholding rates. Notwithstanding the foregoing, if the Company proposes or is required to distribute Class A Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax-withholding requirements prior to the delivery of any certificates for such Class A Common Stock. In lieu thereof, the Company or the employing corporation shall have the right, to the extent compliant with Section 409A of the Code, to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Benefit consisting of shares of Class A Common Stock by electing to have the Company withhold shares of Class A Common Stock having a fair market value, determined based on the average of the high and low trading prices of Class A Common Stock on the date of vesting (or if the date of vesting does not fall on a trading day, such average price on the next trading day after the date of vesting), equal to the amount of tax to be withheld at the minimum statutory withholding rates.

18. Tenure. A participant’s right, if any, to continued employment with the Company or any of its subsidiaries or affiliates as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.  For purposes of this Plan, in respect of participants who are non-employee directors, the term “employment” shall mean service.

19. Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

20. No Fractional Shares. No fractional shares of Class A Common Stock shall be issued or delivered pursuant to the Plan or any Benefit.  On or before the date of grant of any Benefit under the Plan that is subject to Section 409A of the Code, the Committee shall determine whether cash, or Benefits, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated with respect to that Benefit.

21. Duration, Amendment and Termination. No Benefit shall be granted more than ten years after the Effective Date. The Committee may amend the Plan from time to time or suspend or terminate the Plan at any time. No amendment of the Plan may be made without approval of the stockholders of the Company if the amendment will: (a) disqualify any Incentive Stock Options granted under the Plan; (b) increase the aggregate number of shares of Class A Common Stock that may be delivered through Stock Options under the Plan; (c) increase the maximum amount which can be paid to an individual participant under the Plan as set forth in the third sentence of Section 5(c) hereof; (d) change the types of business criteria on which Performance-Based Awards are to be based under the Plan; (e) modify the requirements as to eligibility for participation in the Plan or (f) allow for the repricing of Stock Options or Stock Appreciation Rights for which the stockholder approval is required by the stock exchange on which the Class A Common Stock is listed. Notwithstanding anything to the contrary contained herein, the Committee may amend the terms of any outstanding Benefit or any provision of the Plan as the Committee deems necessary to ensure compliance with Section 409A of the Code.

22. Governing Law. This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict of laws).

23.	Compliance with Section 409A of the Code and Section 457A of the Code

      (a)  General.  The Company intends that any Benefits be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code, such that there are no adverse tax consequences, interest, or penalties pursuant to Section 409A of the Code as a result of the Benefits.  Notwithstanding the Company’s intention, in the event any Benefit is subject to Section 409A of the Code, the Committee may, in its sole discretion and without a participant’s prior consent, amend the Plan and/or outstanding Benefits, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt the Plan and/or any Benefit from the application of Section 409A of the Code, (ii) preserve the intended tax treatment of any such Benefit, or (iii) comply with the requirements of Section 409A of the Code, including without limitation any such regulations guidance, compliance programs and other interpretative authority that may be issued after the date of grant of a Benefit.  This Plan shall be interpreted at all times in such a manner that the terms and provisions of the Plan and Benefits are exempt from or comply with Section 409A of the Code.

      (b)  Payments to Specified Employees.  Notwithstanding any contrary provision in the Plan or Benefit Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of his or her “separation from service” (as defined below)  (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such “separation from service” and shall instead be paid (in a manner set forth in the Benefit Agreement) on the payment date that immediately follows the end of such six-month period (or, if earlier, within 10 business days following the date of death of the specified employee) or as soon as administratively practicable within 90 days thereafter, but in no event later than the end of the applicable taxable year.

      (c)  Separation from Service.  A termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan or any Benefit Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A of the Code upon or following a termination of employment, unless such termination is also a “separation from service” within the meaning of Section 409A of the Code and the payment thereof prior to a “separation from service” would violate Section 409A of the Code.  For purposes of any such provision of the Plan or any Benefit Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment,” “termination of continuous service” or like terms shall mean “separation from service.”

(d)  Section 457A.  The Company intends that any Benefits be structured in compliance with, or to satisfy an exemption from, Section 457A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 457A”), such that there are no adverse tax consequences, interest, or penalties as a result of the Benefits and Section 457.  Notwithstanding the Company’s intention, in the event any Benefit is subject to Section 457A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Benefits, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt the Plan and/or any Benefit from the application of Section 457A, (ii) preserve the intended tax treatment of any such Benefit, or (iii) comply with the requirements of Section 457A, including without limitation any such regulations, guidance, compliance programs and other interpretative authority that may be issued after the date of the grant.

(e)  No Guarantee.  Nothing in this Plan shall be a guarantee of any particular tax treatment.

24. Recoupment Policy.  Benefits awarded under the Plan shall be subject to any recoupment policy adopted by the Company as it exists from time to time.

25. Effective Date. The Plan shall be effective on the date it is approved by stockholders of the Company at an annual meeting or any special meeting of the stockholders of the Company (the “Effective Date”).  .